U.S. Court of Appeals for the Federal Circuit reversed AF award of $436 million on February 1, 2007 in the LISB case

             –               AF filed a petition for rehearing or rehearing en banc on April 2, 2007 with the U.S. Court of Appeals for the Federal Circuit.  Acting en banc, the Court returned the case to the original three judge panel.  On September 13, 2007, the panel withdrew and vacated its earlier decision and rendered a new opinion.  The new opinion also reversed AF’s award of $436 million.  AF is reviewing the new opinion and considering its future course of action.

Remaining goodwill litigation claim

–            $160 million of original supervisory goodwill created by

                Fidelity NY

–            Trial commenced on April 19, 2007 before the U.S. Court of

                Federal Claims

–           Evidentiary phase has been concluded. Post trial motions and closing arguments are expected to be concluded in the fourth quarter of 2007

Goodwill Claims - Update

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